Exhibit 10.1

ZYMEWORKS INC.

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made by and between Dr. Christopher Astle (“Employee”) and Zymeworks BC Inc., a corporation registered in the Province of British Columbia (the “Company” and together with Employee, the “Parties”) on the date set forth below.

WHEREAS, the Parties previously entered into an Amended and Restated Employment Agreement effective February 24, 2022 (the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement to provide for certain corporate housing benefits and related matters, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the Parties agree that the Agreement is hereby amended as follows:

1. The Employment Agreement is hereby amended as follows:

A. A new Section 3.11 is added to read as follows:

“Corporate Housing.

(a) Based on need (as determined in the Company’s discretion), the Company will secure for the Employee suitable rental accommodations (as determined in the Company’s discretion) in the Vancouver, British Columbia metropolitan area. The Company will pay the rent and other related monthly costs set forth in any applicable rental agreement, such as cleaning fees, utility costs, insurance premiums, parking fees and the like, for such accommodations but Employee will be responsible for all additional costs that may arise including, but not limited to, incidentals, violation fees, charges for damages and other expenses associated with the accommodations. Employee acknowledges that the Company’s payment for such rental accommodations may be taxable to Employee and imputed as income to Employee; provided, that, the Company agrees that Employee shall be grossed up for any such applicable tax withholding related to payments made by the Company in connection with the rental accommodations.

(b) In connection with the rental accommodations described in Section 3.11(a), Employee will not enter into any rental agreement (or renewal thereof) with a term of more than twelve (12) months without Company approval, and prior to any renewal will confirm with the Company’s its continued determination of need under Section 3.11(a).

(c) If Employee’s employment with the Company is terminated for any reason, Employee agrees to vacate the rental accommodations at the end of the month in which Employee’s employment with the Company is terminated.

(d) The benefits provided in this Section 3.11 are intended to be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code and the regulations and guidance thereunder (“Section 409A”) so that none of the benefits provided under Section 3.11 will (if Employee is a U.S. taxpayer) be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. Any gross-up payments will be paid to Employee within the time frame provided for such payments under Section 1.409A-3(i)(1)(v) of the U.S. Treasury Regulations. Each payment, installment and benefit payable hereunder is intended to constitute a separate payment for purposes of Section 409A.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Employment Agreement (and any other documents referenced therein) constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Governing Law. This Amendment will be governed by the laws of the Province of British Columbia and the applicable laws of Canada therein.

(signature page follows)

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date set forth below.

EMPLOYEE		ZYMEWORKS BC INC.

By:	/s/ Christopher Astle	By:	/s/ Neil Klompas
Name:	Christopher Astle	Name:	Neil Klompas
Date:	November 17, 2022	Title:	President and Chief Operating Officer
		Date:	November 17, 2022